UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2014

Fortune Brands Home & Security, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35166	62-1411546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) Fortune Brands Home & Security, Inc. (the “Company”) held its Annual Meeting of Stockholders on April 28, 2014.

(b) At the Annual Meeting, our stockholders (i) elected the persons listed below to serve as Class III directors for a term of three years expiring at the 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified; (ii) ratified the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2014; and (iii) approved the compensation paid to the Company’s named executive officers. Set forth below are the voting results for each of these proposals:

Item 1:	The election of three Class III directors for a three-year term expiring at the 2017 Annual Meeting

Director Name	For	Against	Abstain	Broker Non- Votes
A. D. David Mackay	134,708,595	3,435,628	554,579	13,488,528
David M. Thomas	134,628,874	3,506,609	563,319	13,488,528
Norman H. Wesley	134,654,054	3,487,732	557,016	13,488,528

Item 2:	The ratification of the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014

For	Against	Abstain
151,310,894	295,367	581,069

Item 3:	An advisory vote on the compensation paid to the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
133,512,471	1,668,009	3,518,322	13,488,528

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS HOME & SECURITY, INC.
(Registrant)

By:	/s/ Robert K. Biggart
Name:	Robert K. Biggart
Title:	Senior Vice President, General Counsel and Secretary

Date: May 1, 2014